Exhibit 5


COOLEY GODWARD LLP                     ATTORNEYS AT LAW          Broomfield, CO
                                                                 720 566-4000
                                                                 Palo Alto, CA
                                       One Maritime Plaza        650 843-5000
                                       20th Floor
                                       San Francisco, CA         Reston, VA
                                       94111-3580                703 456-8000
                                       Main 415 693-2000         San Diego, CA
                                       Fax  415 951-3699         858 550-4000

                                       www.cooley.com

                                       SUSAN COOPER PHILPOT
September 5, 2003                      (415) 693-2078
                                       philpotsc@cooIey.com


Spectrum Organic Products, Inc.
5341 Old Redwood Highway, Suite 400
Petaluma, CA 94954


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Spectrum Organic Products, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 2,500,000 shares of the Company's Common Stock, without par value, ("the Shares") pursuant to its 1995 Stock Option Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Amended and Restated Articles of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY CODWARD LLP

By:  /s/  Susan Cooper Philpot
   -------------------------------
          Susan Cooper Philpot

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